Exhibit 5.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 14, 2013

FBR & Co.

1001 Nineteenth Street North

Arlington, VA 22209

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to FBR & Co., a Virginia corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on the date hereof in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), of the contemplated issuance from time to time of (collectively, the “Securities” and, each, a “Security”) the Company’s: (1) common stock, par value $0.001 per share (the “Common Stock”); (2) preferred stock, par value $0.001 per share (the “Preferred Stock”); (3) depositary shares (the “Depositary Shares”); (4) debt securities (the “Debt Securities”); (5) units (the “Units”); (6) warrants (the “Warrants”); and (7) contracts for the purchase and sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”).

The Depositary Shares may be issued under a deposit agreement (each, a “Deposit Agreement”) between the Company and a depositary to be appointed by the Company and will be evidenced by depositary receipts (the “Receipts”).

The Debt Securities may be issued under an indenture (each, an “Indenture”) between the Company and a trustee to be appointed by the Company, a form of which has been filed as Exhibit 4 to the Registration Statement.

The Units may be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the purchase contract agent to be named therein.

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement.

The Stock Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and the purchase contract agent to be named therein.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

FBR & Co.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) if applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the trustee named therein; (i) at the time of any issuance of Common Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created.

We have assumed that the terms of the Securities will have been duly authorized and created by the Company, and that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Virginia and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

FBR & Co.

We have also assumed that all Common Stock and Preferred Stock to be issued in connection with any of the Securities or which form a component of any of the Securities will, upon issuance, be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Depositary Shares and associated Receipts has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Offered Depositary Shares have been duly established in conformity with the Deposit Agreement; (d) any shares of Preferred Stock that are a component of any Offered Depositary Shares are validly issued, fully paid and nonassessable; and (e) Offered Depositary Shares and associated Receipts have been duly executed and delivered pursuant to the Deposit Agreement, the Depositary Shares, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) the applicable Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (d) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (e) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement, as finally amended

FBR & Co.

(including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Unit Agreement; (d) any shares of Common Stock that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (e) the Offered Units have been duly executed and delivered pursuant to the Unit Agreement, the Units, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (d) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (e) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Purchase Contract Agreement have been duly established in conformity with the Offered Purchase Contracts; and (d) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Purchase Contracts, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of

FBR & Co.

provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz